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                                                                   EXHIBIT 11.1


             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                             (AMOUNTS IN THOUSANDS)

                                                                    ----------------------        ----------------------
                                                                      THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                 SEPTEMBER 30,
                                                                    ----------------------        ----------------------
                                                                     1996           1995           1996           1995
                                                                    -------        -------        -------        -------
Primary:
Shares outstanding beginning of period                               28,093         22,880         22,880         19,130
Issuance of 3,750 shares on March 16, 1995                             --             --            3,914          2,761
Issuance of convertible debentures on July 24, 1996                     358           --              120           --
Incremental shares applicable to:
     Warrants issued pursuant to August 1990 employment
         agreement                                                      495            463            496            445
     Options granted pursuant to the Company's Stock
         Option Plan                                                    212            314            248            291
     Warrants issued pursuant to a Senior Management
         Stock Warrant Plan                                             513            264            517            126
Treasury shares                                                        (190)          (124)          (190)           (60)
                                                                    =======        =======        =======        =======
                                                                     29,497         23,797         28,038         22,693
                                                                    =======        =======        =======        =======
Fully Diluted:
Shares outstanding beginning of period                               28,093         22,880         22,880         19,130
Issuance of 3,750 shares on March 16, 1995                             --             --            3,914          2,761
Issuance of convertible debentures on July 24, 1996                     358           --              120           --
Incremental shares applicable to:
     Warrants issued pursuant to August 1990 employment
         agreement                                                      500            475            500            475
     Options granted pursuant to the Company's Stock
         Option Plan                                                    216            332            254            330
     Warrants issued pursuant to a Senior Management
         Stock Warrant Plan                                             550            358            550            345
Treasury shares                                                        (190)          (124)          (190)           (60)
Conversion of 2,300 shares of Convertible Preferred Stock at
     $22.60 on July 25, 1995 at a rate of 2.2123 shares to 1
     preferred share                                                  5,088          3,761          5,088          1,268
Conversion of 2,875 shares of Series II Convertible Preferred
     Stock at $34.90 on August 7, 1996 at a rate of 1.4327
     shares of common to 1 preferred share                            2,471           --              824           --
                                                                    -------        -------        -------        -------
                                                                     37,102         27,682         33,993         24,249
                                                                    =======        =======        =======        =======
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